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                                                                   EXHIBIT 10.48

CHANGE OF CONTROL COMPENSATION PLAN

In the event of a purchase or merger transaction that results in the change in control of the majority of the voting stock of VASCO Data Security International, Inc., the following Executive Officers of the Company shall receive cash compensation equal to 2.99 times their annualized compensation as of the date of the transaction:

         Mario Houthooft, CEO
         T. Kendall Hunt, Executive Vice President
         Dennis D. Wilson, Executive Vice President and Chief Financial Officer Jan Valcke, Executive Vice President
         Daniel Mouly, Executive Vice President


         Adopted
         Board of Directors
         February 6, 2001